Exhibit 25.02
_____________________________________________________________________________
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________
FORM T-1

STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)
______________________________

DEUTSCHE BANK TRUST COMPANY AMERICAS
(formerly BANKERS TRUST COMPANY)
(Exact name of trustee as specified in its charter)

NEW YORK                                    13-4941247
(Jurisdiction of Incorporation or                            (I.R.S. Employer
organization if not a U.S. national bank)                        Identification no.)

60 WALL STREET
NEW YORK, NEW YORK                                10005
(Address of principal                                (Zip Code)
executive offices)
Deutsche Bank Trust Company Americas
Attention: Catherine Wang
Legal Department
60 Wall Street, 36th Floor
New York, New York 10005
(212) 250 - 7544
(Name, address and telephone number of agent for service)
______________________________________________________

ENTERGY ARKANSAS, LLC
(Exact name of obligor as specified in its charter)

Arkansas                                        83-1918668
(State or other jurisdiction of                                (I.R.S. Employer
incorporation or organization)                                Identification No.)

425 West Capitol Avenue
Little Rock                                        72201
(Address of principal executive offices)                            (Zip code)
_____________________________

First Mortgage Bonds
(Title of the Indenture securities)

Item 1.    General Information.

Furnish the following information as to the trustee.

(a)	Name and address of each examining or supervising authority to which it is subject.

Name                            Address

Federal Reserve Bank (2nd District)            New York, NY
Federal Deposit Insurance Corporation            Washington, D.C.
New York State Banking Department            Albany, NY

(b)    Whether it is authorized to exercise corporate trust powers.
Yes.

Item 2.	Affiliations with Obligor.

If the obligor is an affiliate of the Trustee, describe each such affiliation.

NA

Item 3. -15.	Not Applicable

Item 16.	List of Exhibits.

Exhibit 1 -
Restated Organization Certificate of Bankers Trust Company dated August 31, 1998; Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated September 25, 1998; Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated December 18, 1998;Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated September 3, 1999; and Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated March 14, 2002, incorporated herein by reference to Exhibit 1 filed with Form T-1 Statement, Registration No. 333-201810.

Exhibit 2 -	Certificate of Authority to commence business, incorporated herein by reference to Exhibit 2 filed with Form T-1 Statement, Registration No. 333-201810.

Exhibit 3 -	Authorization of the Trustee to exercise corporate trust powers, incorporated herein by reference to Exhibit 3 filed with Form T-1 Statement, Registration No. 333-201810.

Exhibit 4 -	Existing By-Laws of Deutsche Bank Trust Company Americas, dated August 30, 2018, incorporated herein by reference to Exhibit 4 filed with Form T-1 Statement, Registration No. 333-224828.

Exhibit 5 -	Not applicable.

Exhibit 6 -	Consent of Bankers Trust Company required by Section 321(b) of the Act, incorporated herein by reference to Exhibit 6 filed with Form T-1 Statement, Registration No. 333-201810.

Exhibit 7 -	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8 -	Not Applicable.

Exhibit 9 -	Not Applicable.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Deutsche Bank Trust Company Americas, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on this 12th day of August, 2019

DEUTSCHE BANK TRUST COMPANY AMERICAS

/s/ Irina Golovashchuk
By:    Name: Irina Golovashchuk
Title: Vice President

DEUTSCHE BANK TRUST COMPANY AMERICAS
00623
New York, NY 10005
Board of Governors of the Federal Reserve System    OMB Number 7100-0036
Federal Deposit Insurance Corporation    OMB Number 3064-0052
Office of the Comptroller of the Currency    OMB Number 1557-0081
Approval expires March 31, 2022

Federal Financial Institutions Examination Council

Consolidated Reports of Condition and Income for a Bank with Domestic Offices Only-FFIEC 041

Report at the close of business June 30, 2019     20190630    (RCON 9999)

This report is required by law: 12 U.S.C. § 324 (State member banks); 12 U.S.C. §1817 (State nonmember banks); 12 U.S.C. §161 (National banks); and 12 U.S.C. §1464 (Savings associations).

Unless the context indicate otherwise, the term “bank” in this report form refers to both banks and savings associations.
This report form is to be filed by banks with domestic offices only and total consolidated assets of less than $100 billion, except those banks that file the FFIEC 051.

NOTE: Each bank’s board of directors and senior management are responsible for establishing and maintaining an effective system of internal control, including controls over the Reports of Condition and Income. The Reports of Condition and Income are to be prepared in accordance with federal regulatory authority instructions. The Reports of Condition and Income must be signed by the Chief Financial Officer (CFO) of the reporting bank (or by the individual performing an equivalent function) and attested to by not less than two directors (trustees) for state nonmember banks and three directors for state member banks, national banks, and savings associations.

I the undersigned CFO (or equivalent) of the named bank, attest that the Reports of Condition and Income (including the supporting schedules) for this report date have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true and correct to the best of my knowledge and belief.

We, the undersigned directors (trustees), attest to the correctness of the Reports of Condition and Income (including the supporting schedules) for this report date and declare that the Reports of Condition and Income have been examined by us and to the best of our knowledge and belief have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are ture and correct.

Director (Trustee)
Signature of Chief Financial Officer (or Equivalent)	Director (Trustee)
7/3/2019 Date of Signature	Director (Trustee)

Submission of Reports
Each bank must file its Reports of Condition and Income (Call Report) data by either:

(a)
Using computer software to prepare its Call Report and then submitting the report data directly to the FFIEC’s Central Data Repository (CDR), an Internet-based system for data collection (https://cdr.ffiec.gov/cdr/), or

(b)
Completing its Call Report in paper form and arranging with a software vendor or another party to convert the data into the electronic format that can be processed by the CDR. The software vendor or other party then must electronically submit the bank’s data file to the CDR.

For technical assistance with submissions to the CDR, please contact the CDR Help Desk by telephone at (888) CDR-3111, by fax at (703) 774-3946, or by e-mail at CDR.Help@ffiec.gov.
To fulfill the signature and attestation requirement for the Reports of Condition and Income for this report date, attach your bank’s completed signature page (or a photocopy or a computer generated version of this page) to the hard-copy record of the data file submitted to the CDR that your bank must place in its files.
The appearance of your bank’s hard-copy record of the submitted data file need not match exactly the appearance of the FFIEC’s sample report forms, but should show at least the caption of each Call Report item and the reported amount.

		DEUTSCHE BANK TRUST COMPANY AMERICAS Legal Title of Bank (RSSD 9017)
		New York City (RSSD 9130)
FDIC Certificate Number	623	NY10005 State Abbreviation (RSSD 9200)Zip Code (RSSD 9220)
	(RSSD 9050)	Legal Entity Identifier (LEI)
		8EWQ2UQKS07AKK8ANH81
		(Report only if your institution already has an LEI.) (RCON 9224)

DEUTSCHE BANK TRUST COMPANY AMERICAS
00623
New York, NY 10005
FFIEC 041

RC-1

Consolidated Report of Condition for Insured Banks
and Savings Associations for June 30, 2019
All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.
Schedule RC-Balance Sheet

			Dollar Amounts in Thousands		RCON	Amount
Assets
1	Cash and balances due from depository institutions (from Schedule RC-A):
	a.	Noninterest-bearing balances and currency and coin (1)			0081	35,000	1.a.
	b.	Interest-bearing balances (2)			0071	11,828,000	1.b.
2.	Securities:
	a.	Held-to-maturity securities (from Schedule RC-B, column A) (3)			JJ34	0	2.a.
	b.	Available-for-sale securities (from Schedule RC-B, column D)			1773	0	2.b.
	c.	Equity securities with readily determinable fair values not held for trading (4)			JA22	6,000	2.c
3.	Federal funds sold and securities purchased under agreements to resell
	a	Federal funds sold			B987	0	3.a.
	b.	Securities purchased under agreements to resell (5, 6)			B989	18,345,000	3.b
4.	Loans and lease financing receivables (from Schedule RC-C):
	a.	Loans and leases held for sale			5369	0	4.a.
	b.	Loans and leases held for investment	B528	10,683,000			4.b.
	c.	LESS: Allowance for loan and lease losses	3123	9,000			4.c.
	d.	Loans and leases held for investment, net of allowance (item 4.b minus 4.c) (7)			B529	10,674,000	4.d.
5.	Trading assets (from Schedule RC-D)				3545	0	5.
6.	Premises and fixed assets (including capitalized leases)				2145	30,000	6.
7.	Other real estate owned (from Schedule RC-M)				2150	32,000	7.
8.	Investments in unconsolidated subsidiaries and associated companies				3130	0	88.
9.	Direct and indirect investments in real estate ventures				3656	0	9.
10.	Intangible assets (from Schedule RC-M)				2143	26,000	10.
11	Other assets (from Schedule RC-F) (6)				2160	1,469,000	11.
12.	Total assets (sum of items 1 through 11)				2170	42,445,000	12.

Liabilities
13.	Deposits:						13.a
	a.	In domestic offices (sum of totals of columns A and C from Schedule RC-E)			2200	29,193,000	13.a.(1)
		(1) Noninterest-bearing (8)	6631	10,492,000			13.a.(2)
		(2) Interest-bearing	6636	18,701,000
	b.	Non applicable
14.	Federal funds purchased and securities sold under agreements to repurchase:
	a.	Federal funds purchased (9)			B993	1,215,000	14.a.
	b.	Securities sold under agreements to repurchase (10)			B995	0	14.b
15.	Trading liabilities (from Schedule RC-D)				3548	0	15.
16.	Other borrowed money (includes mortgage indebtedness and obligations under capitalized
	leases) (from Schedule RC-M)				3190	371,000	16.
17.	And 18. Not applicable
19.	Subordinated notes and debentures (11)				3200	0	19.

_________

1.	Includes cash items in process of collection and unposted debts.

2.	Includes time certificates of deposit not held for trading.

3.
Institutions that have adopted ASU 2016-13 should report in item 2.a amounts net of any applicable allowance for credit losses, and item 2.a should equal Schedule RC-B, item 8, column A, less Schedule RI-B, Part II, item 7, column B.

4.
Item 2.c is to be completed only by institutions that have adopted ASU 2016-01, which includes provisions governing the accounting for investments in equity securities. See the instructions for further detail on ASU 2016-01.

5.	Includes all securities resale agreements, regardless of maturity.

6.	Institutions that have adopted ASU 2016-13 should report in items 3.b and 11 amounts net of any applicable allowance for credit losses.

7.	Institutions that have adopted ASU 2016-13 should report in item 4.c the allowance for credit losses on loans and leases.

8.	Includes noninterest-bearing demand, time, and savings deposits.

9.	Report overnight Federal Home Loan Bank advances in Schedule RC, item 16, "Other borrowed money."

10.	Includes all securities repurchase agreements, regardless of maturity.

11.	Includes limited-life preferred stock and related surplus.

DEUTSCHE BANK TRUST COMPANY AMERICAS
00623
New York, NY 10005
FFIEC 041

RC-2

Schedule RC-Continued

		Dollar Amounts in Thousands	RCON	Amount
Liabilities-continued
20.	Other liabilities (from Schedule RC-G)		2930	1,926,000	20.
21.	Total liabilities (sum of items 13 through 20)		2948	32,705,000	21.
22.	Not applicable

Equity Capital Bank Equity Capital
23.	Perpetual preferred stock and related surplus		3828	0	23.
24.	Common stock		3230	2,127,000	24.
25.	Surplus (exclude all surplus related to preferred stock)		3839	907,000	25.
26.	a.	Retained earnings	3632	6,707,000	26.a.
	b.	Accumulated other comprehensive income (1)	B530	(1,000)	26.b.
	c.	Other equity capital components (2)	A130	0	26.c.
27.	a.	Total bank equity capital (sum of items 23 through 26.c)	3210	9,740,000	27.a.
	b.	Noncontrolling (minority) interests in consolidated subsidiaries	3000	0	27.b.
28.	Total equity capital (sum of items 27.a and 27.b)		G105	9,740,000	28.
29.	Total liabilities and equity capital (sum of items 21 and 28)		3300	42,445,000	29.

Memoranda
To be reported with the March Report of Condition.

		RCON	Number
1.	Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any date during 2018	6724	NA	M.1.

1a = An integrated audit of the reporting institution’s financial    2b = An audit of the reporting institution's parent holding company's
statements and its internal control over financial reporting    consolidated financial statements only conducted in
conducted in accordance with the standards of the American    accordance with the auditing standards of the AICPA or the
Institute of Certified Public Accountants (AICPA) or Public    PCAOB by an independent public accountant that submits a
Company Accounting Oversight Board (PCAOB) by an indepen-    report on the consolidated holding company (but not on the
dent public accountant that submits a report on the institution    institution separately)
1b = An audit of the reporting institution's financial statements only    3 = This number is not to be used
conducted in accordance with the auditing standards of the    4 = Directors’ examination of the bank conducted in accordance
AICPA or the PCAOB by an independent public accountant that    with generally accepted auditing standards by a certified public
submits a report on the institution    accounting firm (may be required by state-chartering authority)
2a = An integrated audit of the reporting institution's parent holding    5 = Directors’ examination of the bank performed by other external
company's consolidated financial statements and its internal    auditors (may be required by state-chartering authority)
control over financial reporting conducted in accordance with the    6 = Review of the bank’s financial statements by external auditors
standards of the AICPA or the PCAOB by an independent public    7 = Compilation of the bank’s financial statements by external
accountant that submits a report on the consolidated holding    auditors
company (but not on the institution separately)    8 = Other audit procedures (excluding tax preparation work)
9 = No external audit work

To be reported with the March Report of Condition.

		RCON	Date
2.	Bank’s fiscal year-end date (report the date in MMDD format)	8678	NA	M.2.
________

1.
Includes, but is not limited to, net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, and accumulated defined benefit pension and other postretirement plan adjustments.

2.	Includes treasury stock and unearned Employee Stock Ownership Plan shares.